UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

Genesee & Wyoming Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-31456

Delaware	06-0984624
(State of Incorporation)	(IRS Employer Identification No.)

66 Field Point Road

Greenwich, CT 06830

(Address of principal executive offices) (zip code)

(203) 629-3722

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 28, 2013, Genesee & Wyoming Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment Agreement”) to the Senior Secured Syndicated Facility Agreement, dated as of October 1, 2012, among the Company, RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as co-lead arrangers and co-bookrunning managers, JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc., as co-syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Sumitomo Mitsui Banking Corporation, Sovereign Bank N.A., Branch Banking and Trust Company, Fifth Third Bank, Royal Bank of Canada, TD Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the lenders and certain guarantors party thereto from time to time.

Among other things, the Amendment Agreement provides for a 0.25% reduction in the applicable margins for the Company’s existing term loans and loans under its revolving credit facility. As a result of such reduction, the Company expects to reduce its annual interest expense in 2013 by approximately $3 million, based on current outstanding balances.

Certain of the parties to the Amendment Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Forward Looking Statements

Some of the statements included in this Form 8-K, particularly estimates regarding the reduction in the Company’s 2013 annual interest expense, are forward-looking statements. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results and the timing of events may differ materially from those projected in the forward-looking statements due to numerous factors, including, without limitation, the impact of external conditions and actual outstanding loan balances. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of future events, new information or otherwise. For a detailed discussion of the general risk factors that could affect the Company’s results, please refer to the risk factors and cautionary statements identified in the Company’s periodic reports, as filed with the Securities and Exchange Commission.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 28, 2013, to the Senior Secured Syndicated Facility Agreement, dated as of October 1, 2012, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2013

Genesee & Wyoming Inc.

By:	/s/ Allison M. Fergus
Name:	Allison M. Fergus
Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 28, 2013, to the Senior Secured Syndicated Facility Agreement, dated as of October 1, 2012, among Genesee & Wyoming Inc., RP Acquisition Company Two, Quebec Gatineau Railway Inc., Genesee & Wyoming Australia Pty Ltd, Rotterdam Rail Feeding B.V., Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time.